Exhibit 99.1

  Corporate Relations  |  77 Beale Street  |  San Francisco, CA 94105  |  1 (415) 973-5930    | www.pgecorp.com

February 16, 2017

PG&E Corporation Reports Full-Year and Fourth-Quarter 2016 Financial Results

▪	GAAP net income was $2.78 per share for the year and $1.36 per share for the quarter, up from $1.79 and $0.27 per share for the same periods respectively in 2015.

▪	Non-GAAP earnings from operations were $3.76 per share for the year and $1.33 per share for the quarter, up from $3.12 and $0.50 per share for the same periods respectively in 2015.

▪	PG&E Corporation is adjusting 2017 guidance for projected GAAP earnings to the range of $3.48 to $3.77 per share and reaffirming projected non-GAAP earnings in the range of $3.55 to $3.75 per share.

San Francisco, Calif. — PG&E Corporation’s (NYSE: PCG) full-year 2016 net income after dividends on preferred stock (also called “income available for common shareholders”) was $1,393 million or $2.78 per share, as reported in accordance with generally accepted accounting principles (GAAP). This compares with $874 million, or $1.79 per share, for the full year 2015. For the fourth quarter of 2016, GAAP results were $692 million, or $1.36 per share, compared with $134 million, or $0.27 per share, for the same quarter in 2015.

GAAP results include items that management does not consider part of normal, ongoing operations (items impacting comparability), which totaled $809 million pre-tax, or $0.98 per share, for the year. These items primarily included capital and expense disallowances ordered by the California Public Utilities Commission (CPUC) in Pacific Gas and Electric Company’s (Utility) 2015 Gas Transmission and Storage (GT&S) rate case, expenses related to the Butte fire, costs for work to clear pipeline rights-of-way, legal and regulatory costs related to natural gas matters and regulatory communications, and fines associated with the CPUC’s gas distribution record-keeping investigation and the Utility’s conviction in the federal criminal trial. These items were partially offset by the additional authorized revenue recorded as a result of the final phase two decision in the 2015 GT&S rate case, and probable insurance recoveries associated with Butte fire costs. For the fourth quarter alone, the additional GT&S revenues fully offset other items and increased GAAP earnings by $29 million, or $0.03 per share.

“Our focus on safety, reliability and California’s clean energy goals continues to drive major investments in our operations and infrastructure that are vital to meeting the needs of our customers in 2017 and beyond,” said PG&E Corporation Chairman and CEO Tony Earley.

Among the company’s highlights from the fourth quarter of 2016, PG&E:

▪	Secured California Public Utilities Commission approval to build the infrastructure to support 7,500 level 2 electric-vehicle charging stations across Northern and Central California.

▪	Delivered nearly 33 percent of our electricity from qualified renewable resources, four years ahead of California’s goal.

▪	Completed a successful technology demonstration project to explore the performance of battery storage systems participating in California’s electricity markets.

▪	Announced the second phase of the BMW ChargeForward program to test the ability of electric vehicles to support the electric grid and integrate renewable energy through smart charging.

Earnings from Operations

On a non-GAAP basis, excluding items impacting comparability, PG&E Corporation’s earnings from operations in 2016 were $1,884 million, or $3.76 per share, compared with $1,519 million, or $3.12 per share, in 2015. For the fourth quarter of 2016, earnings from operations were $675 million, or $1.33 per share, compared with $247 million, or $0.50 per share, during the same period in 2015.

The increase in quarter-over-quarter earnings from operations reflected additional authorized revenue as a result of the 2015 GT&S rate case, timing-related tax items, the impact of a nuclear refueling outage in the prior period, and growth in rate base earnings.

Earnings Guidance

PG&E Corporation is adjusting 2017 guidance for projected GAAP earnings in the range of $3.48 to $3.77 per share, which includes forecasts for the revenue adjustment authorized in the 2015 GT&S rate case, pipeline-related costs, legal and regulatory expenses, penalties imposed by the CPUC, as well as other items. On a non-GAAP basis, the guidance range for projected 2017 earnings from operations is $3.55 to $3.75 per share.

Guidance is based on various assumptions and forecasts, including those relating to future authorized revenues, expenses, capital expenditures, rate base, equity issuances, and certain other factors. PG&E Corporation discloses historical financial results and provides guidance based on “earnings from operations” in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of items impacting comparability. See the accompanying tables for a reconciliation of earnings from operations to consolidated income available for common shareholders.

Supplemental Financial Information

In addition to the financial information accompanying this release, presentation slides for today’s conference call with the financial community have been furnished to the Securities and Exchange Commission (SEC) and are available on PG&E Corporation’s website at: http://investor.pgecorp.com/financials/quarterly-earnings-reports/default.aspx.

Access to Regulatory Filings

PG&E Corporation and the Utility routinely provide links to the Utility’s regulatory proceedings with the CPUC and the Federal Energy Regulatory Commission (FERC) at http://investor.pgecorp.com, under the “Regulatory Filings” tab, so that such filings are available to investors upon filing with the relevant agency. It is possible that these regulatory filings or information included therein could be deemed to be material information.

Conference Call with the Financial Community to Discuss Financial Results

Today’s call at 12:00 pm, Eastern Time, is open to the public on a listen-only basis via webcast. Please visit http://investor.pgecorp.com/news-events/events-and-presentations/default.aspx for more information and instructions for accessing the webcast. The webcast call and the related materials will be available for replay through the website for at least one year. Alternatively, a toll-free replay of the conference call may be accessed shortly after the live call through March 2, 2017, by dialing (866) 415-9493. International callers may dial (205) 289-3247. For both domestic and international callers, the confirmation code 3237# will be required to access the replay.

About PG&E Corporation

PG&E Corporation (NYSE: PCG) is a Fortune 200 energy-based holding company, headquartered in San Francisco. It is the parent company of Pacific Gas and Electric Company, an energy company that serves 16 million Californians across a 70,000 square-mile service area in Northern and Central California. For more information, visit http://www.pgecorp.com.

Forward-Looking Statements

Management’s statements providing guidance for PG&E Corporation’s 2017 financial results and the assumptions and forecasts underlying such guidance constitute forward-looking statements that reflect management’s judgments and opinions. These statements and assumptions are necessarily subject to various risks and uncertainties, the realization or resolution of which may be outside management’s control. Actual results may differ materially. Factors that could cause actual results to differ materially include, but are not limited to:

●	the timing and outcomes of the 2017 GRC, the TO rate case, the cost of capital proceeding, and other ratemaking and regulatory proceedings;
●	the amount and timing of costs related to Butte fire litigation, the extent to which such costs can be recovered through insurance, and whether additional investigations and proceedings in connection with Butte fire will be opened;
●	the timing and outcomes of (i) the CPUC’s investigation of communications between the Utility and the CPUC that may have violated the CPUC’s rules regarding ex parte communications or are otherwise alleged to be improper, or a potential settlement in connection with this proceeding, and (ii) the U.S. Attorney’s Office in San Francisco and the California Attorney General’s office investigations in connection with communications between the Utility’s personnel and CPUC officials;
●	the terms of probation and the monitorship imposed in the sentencing phase of the Utility’s federal criminal trial, the timing and outcomes of the debarment proceeding, the SED’s unresolved enforcement matters relating to the Utility’s compliance with natural gas-related laws and regulations, and other investigations that have been or may be commenced relating to the Utility’s compliance with natural gas-related laws and regulations, and the ultimate amount of fines, penalties, and remedial and other costs and remedial measures that the Utility may incur as a result;
●	the outcomes of the SED’s investigations of potential violations identified through audits, investigations, or self-reports;
●	the Utility’s ability to control its costs within the authorized levels of spending and the extent to which the Utility incurs unrecoverable costs that are higher than the forecasts of such costs;
●	changes in cost forecasts or the scope and timing of planned work resulting from changes in customer demand for electricity and natural gas or other reasons;
●	the impact that reductions in customer demand for electricity and natural gas have on the Utility’s ability to make and recover its investments through rates and earn its authorized return on equity, and whether the Utility is successful in addressing the impact of growing distributed and renewable generation resources, changing customer demand for natural gas and electric services, and an increasing number of customers departing for community choice aggregators;
●	whether the Utility can continue to obtain insurance and whether insurance coverage is adequate for future losses or claims, especially following a major event that causes widespread third-party losses;

●	the ability of PG&E Corporation and the Utility to access capital markets and other sources of debt and equity financing in a timely manner on acceptable terms, and the amount and timing of additional common stock and debt issuances by PG&E Corporation;
●	changes in estimated environmental remediation costs, including costs associated with the Utility’s natural gas compressor sites;
●	the outcome of federal or state tax audits and the impact of any changes in federal or state tax laws, policies, regulations, or their interpretation, including as a result of the recent changes in the federal government;
●	the impact of changes in GAAP, standards, rules, or policies, including those related to regulatory accounting, and the impact of changes in their interpretation or application; and
●	the other factors disclosed in PG&E Corporation and the Utility’s joint Annual Report on Form 10-K for the year ended December 31, 2016.

###

PG&E Corporation

CONSOLIDATED STATEMENTS OF INCOME

(in millions, except per share amounts)

	Year ended December 31,
	2016	2015	2014
Operating Revenues
Electric	$13,864	$13,657	$13,658
Natural gas	3,802	3,176	3,432

Total operating revenues	17,666	16,833	17,090

Operating Expenses
Cost of electricity	4,765	5,099	5,615
Cost of natural gas	615	663	954
Operating and maintenance	7,354	6,951	5,638
Depreciation, amortization, and decommissioning	2,755	2,612	2,433

Total operating expenses	15,489	15,325	14,640

Operating Income	2,177	1,508	2,450
Interest income	23	9	9
Interest expense	(829)	(773)	(734)
Other income, net	91	117	70

Income Before Income Taxes	1,462	861	1,795
Income tax provision (benefit)	55	(27)	345

Net Income	1,407	888	1,450
Preferred stock dividend requirement of subsidiary	14	14	14

Income Available for Common Shareholders	$1,393	$874	$1,436

Weighted Average Common Shares Outstanding, Basic	499	484	468

Weighted Average Common Shares Outstanding, Diluted	501	487	470

Net Earnings Per Common Share, Basic	$2.79	$1.81	$3.07

Net Earnings Per Common Share, Diluted	$2.78	$1.79	$3.06

See accompanying Notes to the Consolidated Financial Statements.

Reconciliation of PG&E Corporation’s Earnings from Operations to Consolidated Income Available for Common Shareholders in Accordance with Generally Accepted Accounting Principles (“GAAP”) Fourth Quarter and Year to Date (“YTD”), 2016 vs. 2015

(in millions, except per share amounts)

	Three Months Ended December 31,				Twelve Months Ended December 31,
	Earnings		Earnings per Common Share (Diluted)		Earnings		Earnings per Common Share (Diluted)
	2016	2015	2016	2015	2016	2015	2016	2015
PG&E Corporation’s Earnings from Operations (1)	$675	$247	$1.33	$0.50	$1,884	$1,519	$3.76	$3.12
Items Impacting Comparability: (2)
Pipeline related expenses (3)	(20)	(23)	(0.04)	(0.05)	(67)	(61)	(0.13)	(0.13)
Legal and regulatory related expenses (4)	(11)	(9)	(0.02)	(0.02)	(43)	(35)	(0.09)	(0.07)
Fines and penalties (5)	(101)	(81)	(0.20)	(0.16)	(307)	(578)	(0.61)	(1.19)
Butte fire related costs, net of insurance (6)	(27)	-	(0.05)	-	(137)	-	(0.27)	-
GT&S capital disallowance (7)	(17)	-	(0.04)	-	(130)	-	(0.26)	-
GT&S revenue timing impact (8)	193	-	0.38	-	193	-	0.38	-
Insurance recoveries (9)	-	-	-	-	-	29	-	0.06

PG&E Corporation’s Earnings on a GAAP basis	$692	$134	$1.36	$0.27	$1,393	$874	$2.78	$1.79

All amounts presented in the table above are tax adjusted at PG&E Corporation’s tax rate of 40.75 percent except for fines, which are not tax deductible. See Footnote 5 below.

(1)	“Earnings from operations” is a non-GAAP financial measure. See Use of Non-GAAP Financial Measures.

(2)	“Items impacting comparability” represent items that management does not consider part of the normal course of operations and affect comparability of financial results between periods. See Use of Non-GAAP Financial Measures.

(3)	The Utility incurred costs of $33 million (before the tax impact of $13 million) and $113 million (before the tax impact of $46 million), during the three and twelve months ended December 31, 2016, respectively, for pipeline related expenses incurred in connection with the multi-year effort to identify and remove encroachments from transmission pipeline rights of way.

(4)	The Utility incurred costs of $18 million (before the tax impact of $7 million) and $72 million (before the tax impact of $29 million), during the three and twelve months ended December 31, 2016, respectively, for legal and regulatory related expenses incurred in connection with various enforcement, regulatory, and litigation activities regarding natural gas matters and regulatory communications.

(5)	The Utility incurred costs of $170 million (before the tax impact of $69 million) and $498 million (before the tax impact of $191 million), during the three and twelve months ended December 31, 2016, respectively, associated with fines and penalties. This includes costs of $117 million (before the tax impact of $48 million) and $412 million (before the tax impact of $168 million), during the three and twelve months ended December 31, 2016, respectively, associated with safety-related cost disallowances imposed by the CPUC in its April 9, 2015 decision (“San Bruno Penalty Decision”) in the gas transmission pipeline investigations. The Utility also recorded $53 million (before the tax impact of $21 million) and $57 million (before the tax impact of $23 million), during the three and twelve months ended December 31, 2016, for disallowances imposed by the CPUC in its final phase two decision of the 2015 Gas Transmission and Storage (“GT&S”) rate case for prohibited ex parte communications. In addition, the Utility accrued fines of $26 million, during the twelve months ended December 31, 2016, in connection with the final decision approved by the CPUC on August 18, 2016 in its investigation regarding natural gas distribution record-keeping practices and $3 million, during the twelve months ended December 31, 2016, in connection with the maximum statutory fine imposed on January 26, 2017 in the federal criminal trial against the Utility. These fines are not tax deductible.

(in millions, pre-tax)	Three Months Ended December 31, 2016	Twelve Months Ended December 31, 2016
Charge for disallowed capital	$ 4	$ (283)
Charge for disallowed expense	(121)	(129)
GT&S ex parte disallowance	(53)	(57)
Gas distribution record-keeping fine	-	(26)
Federal criminal trial fine	-	(3)

Fines and penalties	$ (170)	$ (498)

Future fines or penalties may be imposed in connection with other enforcement, regulatory, and litigation activities regarding natural gas matters and regulatory communications.

(6)	The Utility recorded costs of $46 million (before the tax impact of $19 million) and $232 million (before the tax impact of $95 million), during the three and twelve months ended December 31, 2016, respectively, associated with the Butte fire, net of insurance. This includes accrued charges of $400 million (before the tax impact of $163 million) and $750 million (before the tax impact of $306 million), during the three and twelve months ended December 31, 2016, respectively, for estimated third-party claims in connection with the Butte fire and charges of $11 million (before the tax impact of $5 million) and $107 million (before the tax impact of $44 million), during the three and twelve months ended December 31, 2016, respectively, for Utility clean-up, repair, and legal costs associated with the Butte fire. These charges were partially offset by $365 million (before the tax impact of $149 million) and $625 million (before the tax impact of $255 million) recorded during the three and twelve months ended December 31, 2016, respectively, as probable of insurance recovery.

(in millions, pre-tax)	Three Months Ended December 31, 2016	Twelve Months Ended December 31, 2016
Third-party claims and Utility clean-up, repair, and legal costs	$ (411)	$ (857)
Insurance	365	625

Butte fire related costs, net of insurance	$ (46)	$ (232)

(7)	The Utility incurred charges of $29 million (before the tax impact of $12 million) and $219 million (before the tax impact of $89 million), during the three and twelve months ended December 31, 2016, for disallowed capital expenditures based on the CPUC’s final phase one decision dated June 23, 2016 in the 2015 GT&S rate case, including $134 million (before the tax impact of $54 million) during the twelve months ended December 31, 2016, for the disallowed portion of the 2011 through 2014 capital expenditures in excess of adopted amounts, and $29 million (before the tax impact of $12 million) and $85 million (before the tax impact of $35 million) during the three and twelve months ended December 31, 2016, respectively, for the Utility’s estimate of 2015 through 2018 capital expenditures that are likely to exceed authorized amounts.

(8)	As a result of the timing of the CPUC’s final phase two decision in the 2015 GT&S rate case, the Utility recorded revenues of $325 million (before the tax impact of $132 million) in excess of the 2016 authorized revenue requirement, during the three and twelve months ended December 31, 2016.

(9)	Represents insurance recoveries of $49 million (before the tax impact of $20 million) for third-party claims and associated legal costs that the Utility received in connection with the San Bruno accident during the twelve months ended December 31, 2015. No further insurance recoveries related to the San Bruno accident are expected.

Key Drivers of PG&E Corporation’s Earnings per Common Share (“EPS”) from Operations

Fourth Quarter and YTD, 2016 vs. 2015

($/Share, Diluted)

Fourth Quarter 2015 EPS from Operations (1)	$0.50

GT&S revenue impact (2)	0.48

Timing of taxes	0.20
Nuclear refueling outage	0.06

Growth in rate base earnings	0.05
Miscellaneous	0.05

Increase in shares outstanding	(0.01)

Fourth Quarter 2016 EPS from Operations (1)	$1.33

2015 YTD EPS from Operations (1)	$3.12

GT&S revenue impact (2)	0.60

Growth in rate base earnings	0.20

Increase in shares outstanding	(0.09)

Gain on disposition of SolarCity stock (3)	(0.03)
Miscellaneous	(0.04)

2016 EPS from Operations (1)	$3.76

(1)	See reconciliation of EPS from Operations to EPS on a GAAP basis. All amounts presented in the table above are tax adjusted at PG&E Corporation’s tax rate of 40.75 percent.

(2)	Represents the increase in 2016 revenues authorized December 1, 2016 in the final phase two decision of the Utility’s 2015 GT&S rate case during the three and twelve months ended December 31, 2016.

(3)	Represents the gain recognized during the twelve months ended December 31, 2015. No comparable gain was recognized for the same period in 2016.

PG&E Corporation’s 2017 Earnings per Share (“EPS”) Guidance

2017 EPS Guidance	Low		High
Estimated EPS on an Earnings from Operations Basis (1)		$3.55		$3.75
Estimated Items Impacting Comparability: (2)
Pipeline related expenses (3)		(0.14)		(0.09)
Legal and regulatory related expenses (4)		(0.05)		(0.01)
Fines and penalties (5)	~	(0.05)	~	(0.05)
Butte fire related costs, net of insurance (6)		-		-
GT&S revenue timing impact (7)	~	0.17	~	0.17

Estimated EPS on a GAAP Basis		$3.48		$3.77

All amounts presented in the table above are tax adjusted at PG&E Corporation’s tax rate of 40.75 percent except for fines, which are not tax deductible.

(1)	“Earnings from operations” is a non-GAAP financial measure. See Use of Non-GAAP Financial Measures.

(2)	“Items impacting comparability” represent items that management does not consider part of the normal course of operations and affect comparability of financial results between periods. See Use of Non-GAAP Financial Measures.

(3)	“Pipeline related expenses” includes costs incurred to identify and remove encroachments from transmission pipeline rights-of-way. The pre-tax range of estimated costs is shown below. The offsetting tax impacts for the low and high EPS guidance range are $51 million and $33 million, respectively.

	2017
(in millions, pre-tax)	Low EPS guidance	High EPS guidance
Pipeline related expenses	$(125)	$(80)

(4)	“Legal and regulatory related expenses” includes costs incurred in connection with various enforcement, regulatory, and litigation activities regarding natural gas matters and regulatory communications. The pre-tax range of estimated costs is shown below. The offsetting tax impacts for the low and high EPS guidance range are $16 million and $4 million, respectively.

	2017
(in millions, pre-tax)	Low EPS guidance	High EPS guidance
Legal and regulatory related expenses	$(40)	$(10)

(5)	“Fines and penalties” includes estimated future fines and penalties resulting from various enforcement, regulatory, and litigation activities regarding natural gas matters and regulatory communications. Guidance is consistent with the estimated 2017 components of both the $1.6 billion San Bruno Penalty Decision in the gas transmission pipeline investigations and the disallowances imposed by the CPUC in its final phase two decision in the 2015 GT&S rate case for prohibited ex parte communications. Guidance does not include amounts for other potential future fines and penalties. The pre-tax range of estimated costs is shown below. The offsetting tax impacts for the low and high EPS guidance range is $18 million.

	2017
(in millions, pre-tax)	Low EPS guidance		High EPS guidance
Charge for disallowed expense	~$	(30)	~$	(30)
GT&S ex parte disallowance	~	(15)	~	(15)

Fines and penalties	~$	(45)	~$	(45)

(6)	“Butte fire related costs, net of insurance” refers to estimated third-party claims and legal costs associated with the Butte fire, and any related insurance recovery. The Utility currently is unable to estimate the low and high end of the range for 2017.

2017
(in millions, pre-tax)	Low EPS guidance	High EPS guidance
Butte fire related costs, net of insurance	$-	$-

(7)	“GT&S revenue timing impact” refers to the revenues that are expected to be recorded in excess of the 2017 authorized revenue requirements as a result of the CPUC’s final phase two decision approved on December 1, 2016 in the 2015 GT&S rate case. Accounting rules allow the Utility to recognize revenues in a given year only if they will be collected from customers within 24 months of the end of that year. Because the phase one decision directs the Utility to collect the difference between the adopted “interim” revenue requirements and the amounts previously collected in rates, retroactive to January 1, 2015, over a 36-month period, the Utility will complete recording the full true-up of under-collected revenues in 2017. The pre-tax range of estimated revenues is shown below. The offsetting tax impact for the low and high EPS guidance range is $61 million.

	2017
(in millions, pre-tax)	Low EPS guidance		High EPS guidance
GT&S revenue timing impact	~$	150	~$	150

Actual financial results for 2017 may differ materially from the guidance provided. For a discussion of the factors that may affect future results, see the Forward-Looking Statements.

Use of Non-GAAP Financial Measures

PG&E Corporation and Pacific Gas and Electric Company

PG&E Corporation discloses historical financial results and provides guidance based on “earnings from operations” in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of items impacting comparability.

“Earnings from operations” is a non-GAAP financial measure and is calculated as income available for common shareholders less items impacting comparability. “Items impacting comparability” represent items that management does not consider part of the normal course of operations and affect comparability of financial results between periods, including certain pipeline related expenses, certain legal and regulatory related expenses, fines and penalties, Butte fire related costs, impacts of the 2015 GT&S rate case, and insurance recoveries for natural gas matters. PG&E Corporation uses earnings from operations to understand and compare operating results across reporting periods for various purposes including internal budgeting and forecasting, short- and long-term operating planning, and employee incentive compensation. PG&E Corporation believes that earnings from operations provide additional insight into the underlying trends of the business allowing for a better comparison against historical results and expectations for future performance.

Earnings from operations are not a substitute or alternative for GAAP measures such as consolidated income available for common shareholders and may not be comparable to similarly titled measures used by other companies.